SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 24, 2005

VAIL BANKS, INC.
(Exact name of Registrant as Specified in its Charter)

Colorado	000-25081	84-1250561
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

0015 Benchmark Road, Suite 300 P.O. Box 6580 Avon, Colorado	81620
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(970) 476-2002

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On May 24, 2005, Vail Banks, Inc. (the “Registrant”) received a Nasdaq Staff Determination that it did not comply with Marketplace Rules 4350(c)(3) and 4350(c)(4) because non-independent directors were members of both the Compensation Committee and the Nominating Committee of the Board of Directors and the company’s securities were subject to delisting.

As a result of this letter, the Board of Directors adopted a resolution to change the composition of the Compensation Committee and Nominating Committee such that all of the independent members of the Board of Directors shall constitute the Registrant’s Compensation Committee and Nominating Committee. Neither committee includes a non-independent director.

Further, effective May 25, 2005, the Board of Directors determined that the following directors are independent as defined under Rule 4200 of the Marketplace Rules and the applicable securities laws and comprise the membership of the Compensation and Nominating Committees:

Dennis R. Devor	Garner F. Hill, II
James G. Flaum	Kent Myers
George N. Gillett, Jr.	Byron A. Rose
S. David Gorsuch	Donald L. Vanderhoof
Jack G. Haselbush

On May 27, 2005, the company received a letter from the Nasdaq confirming that the Registrant is now in full compliance with Rule 4350(c)(3) and 4250(c)(4) and is not subject to delisting.

ITEM 8.01 OTHER EVENTS.

On May 27, 2005, the Registrant issued a Press Release regarding the May 24, 2005 Nasdaq Staff Determination, the new composition of the Compensation Committee and Nominating Committee and the recent determination of the independent directors of the Board, a copy of which is attached hereto as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description

99	Press Release issued by the Registrant on May 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC.

By:	/s/ Gary S. Judd
Gary S. Judd Chief Executive Officer and President

Dated: May 27, 2005